      As filed with the Securities and Exchange Commission on June 26, 2002
                                                  Registration No. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 --------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        Genaissance Pharmaceuticals, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

               Delaware                                06-1338846
       (State of Incorporation)           (I.R.S. Employer Identification No.)

                                Five Science Park
                          New Haven, Connecticut 06511
                                 (203) 773-1450
                    (Address of Principal Executive Offices)

                 2000 Amended and Restated Equity Incentive Plan
                            (Full Title of the Plan)

                                   Kevin Rakin
                      President and Chief Financial Officer
                        Genaissance Pharmaceuticals, Inc.
                                Five Science Park
                          New Haven, Connecticut 06511
                                 (203) 773-1450
            (Name, Address and Telephone Number of Agent For Service)

                                 with a copy to:

                             Steven D. Singer, Esq.
                                Hale and Dorr LLP
                                 60 State Street
                           Boston, Massachusetts 02109
                                 (617) 526-6000

                         CALCULATION OF REGISTRATION FEE

======================== ========================= ======================= ====================== ==================
                                                          Proposed               Proposed
                                                          Maximum                 Maximum             Amount of
Title of Securities to         Amount to be            Offering Price            Aggregate          Registration
be Registered                 Registered (1)             Per Share            Offering Price             Fee
------------------------ ------------------------- ----------------------- ---------------------- ------------------
Common Stock $0.001
par value per share         882,763 shares (2)           $1.40 (3)           $1,235,868.20 (3)       $113.69 (3)
======================== ========================= ======================= ====================== ==================

(1) In accordance with Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Consists of 882,763 shares of Common Stock issuable under the 2000 Amended and Restated Equity Incentive Plan pursuant to the terms of such plan.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low sale prices of the Registrant's Common Stock as reported on the Nasdaq National Market on June 24, 2002.


================================================================================

                     STATEMENT OF INCORPORATION BY REFERENCE

         This Registration Statement is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 has previously been filed and is effective. Accordingly, pursuant to General Instruction E to Form S-8, the contents of the Registrant's Registration Statement on Form S-8, File No. 333-55326, other than Item 5, filed by the Registrant on February 9, 2001, relating to the Registrant's 2000 Amended and Restated Equity Incentive Plan, are hereby incorporated by reference.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Hale and Dorr LLP has opined as to the legality of the securities being offered by this registration statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of New Haven, State of Connecticut, on this 26th day of June 2002.


                                     GENAISSANCE PHARMACEUTICALS, INC.



                                     By:/s/ Kevin Rakin
                                        ---------------------------------
                                        Kevin Rakin
                                        President and Chief Financial Officer

                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Genaissance Pharmaceuticals, Inc., hereby severally constitute and appoint Gualberto Ruano, M.D., Ph.D., Kevin Rakin and Steven D. Singer, Esq., and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Genaissance Pharmaceuticals, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the 26th day of June 2002.

SIGNATURE                            TITLE

                                     Chief Executive Officer and Director
/S/ GUALBERTO RUANO                  (Principal Executive Officer)
---------------------------
Gualberto Ruano, M.D., Ph.D.

                                     President, Chief Financial Officer,
/S/ KEVIN RAKIN                      Treasurer, Secretary and Director
---------------------------          (Principal Accounting and
Kevin Rakin                          Financial Officer)


/S/ JURGEN DREWS                     Chairman of the Board
---------------------------
Jurgen Drews, M.D.


/S/ HARRY H. PENNER, JR.             Director
---------------------------
Harry H. Penner, Jr.


/S/ SETH RUDNICK, M.D.               Director
---------------------------
Seth Rudnick, M.D.


/S/ CHRISTOPHER WRIGHT               Director
---------------------------
Christopher Wright



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


                                INDEX TO EXHIBITS


Number         Description
------         -----------

4.1 Amended and Restated Certificate of Incorporation of the Registrant (Filed as Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (File No. 333-35314) and incorporated herein by reference.)

4.2            Amended and Restated By-laws of the Registrant (Filed as Exhibit
               3.4 to the Registrant's Registration Statement on Form S-1 (File No. 333-35314) and incorporated herein by reference.)

5.1            Opinion of Hale and Dorr LLP.

23.1           Consent of Hale and Dorr LLP (included in Exhibit 5.1 hereto).

24.1 Power of Attorney (included in the signature page of this Registration Statement).



         After reasonable efforts, the registrant has not been able to obtain the consent of Arthur Andersen LLP to the incorporation by reference of their report in this Registration Statement, and the Registrant has dispensed with the requirement under Section 7 of the Securities Act to file their consent in reliance on Rule 437(a) promulgated under the Securities Act. Because Arthur Andersen LLP has not consented to the incorporation by reference of their report in this Registration Statement, you will not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen LLP incorporated by reference herein or any omissions to state a material fact required to be stated therein.








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